CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statement:

Form S-8 pertaining to the Pluris Energy Group Inc. 2007 Equity Incentive Plan filed on July 18, 2007, of our Report dated March 21, 2007 on the consolidated balance sheets of the Company as at December 31, 2006 and 2005 and the consolidated statements of operations, cash flows, and stockholders’ equity for the years then ended and the period from November 15, 2001 (inception) to December 31, 2006.

"DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Accountants

Vancouver, Canada

July 18, 2007